INDEX TO FINANCIAL STATEMENTS
LIBERTY ACQUISITION HOLDINGS CORP.
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
Liberty Acquisition Holdings Corp.
We have audited the accompanying balance sheet of Liberty Acquisition Holdings Corp. (a corporation in the development stage) (the “Company”) as of December 12, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the period from June 27, 2007 (date of inception) to December 12, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberty Acquisition Holdings Corp. (a corporation in the development stage) as of December 12, 2007, and the results of its operations and its cash flows for the period from June 27, 2007 (date of inception) to December 12, 2007, in conformity with accounting principles generally accepted in the United States of America.
/s/ ROTHSTEIN, KASS & COMPANY, P.C.
Roseland, New Jersey
December 17, 2007

LIBERTY ACQUISITION HOLDINGS CORP.
(a corporation in the development stage)
BALANCE SHEET
December 12, 2007

ASSETS

Current asset, cash	$894,661
Other asset, cash held in trust account	1,016,702,500

Total assets	$1,017,597,161

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$250
Accrued offering costs	540,200
Notes payable, founding stockholders	250,000

Total current liabilities	790,450

Long-term liabilities, deferred underwriters’ fee	27,427,500

Common stock subject to redemption, 31,049,999 shares at redemption value	304,910,990

Commitments

Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued.
Common stock, $.0001 par value, authorized 200,000,000 shares; 129,375,000 shares issued and outstanding (including 31,049,999 shares subject to possible redemption)	12,938
Additional paid-in capital	686,912,963
Deficit accumulated during the development stage	(2,457,680)

Total stockholders’ equity	684,468,221

Total liabilities and stockholders’ equity	$1,017,597,161

See accompanying notes to financial statements.

LIBERTY ACQUISITION HOLDINGS CORP.
(a corporation in the development stage)
STATEMENT OF OPERATIONS

For the Period
from June 27, 2007
(date of inception)
to December 12, 2007
Revenue	$—

Formation and operating costs	250

Warrant modification charge	2,460,000

Loss from operations	(2,460,250)

Interest income	2,570

Net loss	$(2,457,680)

Approximate weighted average number of common shares outstanding, basic and diluted	26,487,000

Net loss per common share, basic and diluted	$(0.09)

See accompanying notes to financial statements.

LIBERTY ACQUISITION HOLDINGS CORP.
(a corporation in the development stage)
STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from June 27, 2007 (date of inception) to December 12, 2007

				Deficit
				Accumulated
			Additional	During the	Total
	Common		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Sale of Units issued to Founding Stockholders on August 9, 2007 at $0.00096 per unit (each unit consists one share of common stock and one half (1/2) of one warrant)	25,875,000	$2,588	$22,412	$	$25,000

Sale of 12,000,000 warrants at $1 per warrant on December 12, 2007 to Berggruen Holdings and Marlin Equities			12,000,000		12,000,000

Sale of 103,500,000 units on December 12, 2007 at a price of $10 per unit in the public offering	103,500,000	10,350	1,034,989,650		1,035,000,000

Proceeds from public offering subject to possible redemption (31,049,999 shares common stock at redemption value)			(304,910,990)		(304,910,990)

Underwriters’ discount and offering costs related to public offering and over-allotment option (including $27,427,500 payable upon a business combination)			(57,648,109)		(57,648,109)

Warrants modification charge			2,460,000		2,460,000

Net loss				(2,457,680)	(2,457,680)

Balances, at December 12, 2007	129,375,000	$12,938	$686,912,963	$(2,457,680)	$684,468,221

See accompanying notes to financial statements.

LIBERTY ACQUISITION HOLDINGS CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the Period
from June 27, 2007
(date of inception)
to December 12, 2007
Cash flows from operating activities
Net loss	$(2,457,680)

Adjustment to reconcile net loss to net cash provided by operating activities:
Warrant modification charge	2,460,000
Increase in cash attributable to change in operating liabilities:
Accrued expenses	250

Net cash provided by operating activities	2,570

Net cash used by investing activities
Cash held in trust account	(1,016,702,500)

Cash flows from financing activities
Proceeds from notes payable, founding stockholders	250,000
Proceeds from issuance of units to founding stockholders	25,000
Gross proceeds from public offering	1,035,000,000
Proceeds from issuance of warrants in private placements	12,000,000
Payments for underwriters’ discounts and offering costs	(29,680,409)

Net cash provided by financing activities	1,017,594,591

Net increase in cash	894,661
Cash, beginning of period	—

Cash, end of period	$894,661

Supplemental schedule of non-cash financing activities:
Accrued offering costs	$540,200

Deferred underwriters discount	$27,427,500

LIBERTY ACQUISITION HOLDINGS CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
     Liberty Acquisition Holdings Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on June 27, 2007. The Company was formed to acquire one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination (a “Business Combination”). The Company has neither engaged in any operations nor generated revenue from operations to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. Following the initial public offering (described below), the Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from proceeds derived from the offering. The Company has selected December 31st as its calendar year end.
     The registration statement for the Company’s initial public offering (the “Offering”) (as described in Note C) was declared effective on December 6, 2007. The Company consummated the Offering on December 12, 2007, and contemporaneous with the consummation of the Offering, the Company’s Sponsors (as defined below) purchased 12,000,000 warrants in the aggregate at $1.00 per warrant in a private placement (the “Private Placement”) (see Note D).
     The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Since the Offering, approximately 98% of the gross proceeds, after payment of certain amounts to the underwriters, is held in a trust account (“Trust Account”) and invested in either one or more money market funds which invest principally in short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term tax exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting the condition under Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on a prospective Business Combination and continuing general and administrative expenses.
     The Company, after signing a definitive agreement for the Business Combination, will submit such transaction for stockholder approval. In the event that 30% or more of the outstanding stock (excluding, for this purpose, those shares of the Company’s common stock, $0.0001 par value (“Common Stock”) issued prior to the Offering) vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. Stockholders that purchased the Common Stock in the Offering voting against a Business Combination will be entitled to cause the Company to redeem their stock for a pro rata share of the Trust Account (including the additional 2.65% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the Business Combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s redemption rights. A stockholder must also affirmatively exercise such redemption rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Offering (collectively, the “Founders”) have agreed to vote all of the shares of the Common Stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

     In the event that the Company does not consummate a Business Combination by June 12, 2010, or December 12, 2010 if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the Founders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note C).
NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Basis of presentation:
       The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission.
     Development Stage Company:
       The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”
     Units:
       On December 6, 2007, the Company effected a 1-for-5 unit dividend (“Unit Dividend”). All transactions and disclosures in the financial statements, related to the Company’s Units, have been adjusted to reflect the effect of the Unit Dividend.
     Net loss per common share:
The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations. Basic net income per share is computed by dividing net income by the weighted average common shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if warrants were to be exercised or converted or otherwise resulted in the issuance of Common Stock that then shared in the earnings of the entity. As the Company reported a net loss for the period from June 27, 2007 (date of inception) to December 12, 2007), the effect of the 76,687,500 warrants outstanding (including 12,000,000 warrants issued in connection with the Private Placement and 12,937,500 warrants comprising part of the Founders’ Units (as defined below)) have not been considered in the diluted net loss per common share since these dilutive securities would reduce the loss per common share and become anti-dilutive. In addition, the 12,937,500 warrants issued to the Founders and the 12,000,000 warrants issued in the Private Placement are contingently exercisable and are contingently exercisable.
     Concentration of credit risk:
       Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on this account.

     Fair value of financial instruments:
       The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the balance sheet.
     Use of estimates:
       The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Income tax:
       The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
       The Company also complies with the provisions of the Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. The Company adopted FIN 48 and has determined that the adoption did not have an impact on the Company’s financial position, results of operations, or cash flows.
       The Company’s effective income tax rate differs from the federal statutory rate due to the permanent difference resulting from the non-deductibilty of the warrant modification charge for income tax purposes.
     Stock-based compensation
     The Company accounts for stock options and warrants using the fair value recognition provisions of SFAS No.123 (Revised 2004), “Share-Based Payment”, (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123 (R), share based payment awards will be measured at fair value on the awards grant date, based on estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.
     Redeemable common stock:
     The Company accounts for redeemable common stock in accordance with Emerging Issue Task Force D-98 “Classification and Measurement of Redeemable Securities”. Securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable at the option of the holder. In addition, if the redemption causes a liquidation event, the redeemable securities should not be classified outside of permanent equity. As discussed in Note A, the Business Combination will only be consummated if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders holding less than 30% (31,050,000) of common shares sold in the Offering exercise their redemption rights. As further discussed in Note A, if a Business Combination is not consummated by June 12, 2010, or December 12, 2010 under certain conditions, the Company will liquidate. Accordingly, 31,049,999 shares of common stock have been classified outside of permanent equity at redemption value. The Company recognizes changes in the redemption value immediately as they occur and adjusts the carrying value of the redeemable common stock to equal its redemption value at the end of each reporting period. The initial per share redemption price was $9.82 at December 12, 2007.

     Recently issued accounting pronouncements:
       In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value, established a framework for measuring fair value in generally accepted accounting principles, expands disclosure about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on the Company’s financial position and results of operations and cash flows.
       In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 159 but does not expect that it will have a material impact on the Company’s financial position and results of operations and cash flows.
NOTE C—THE OFFERING
       On December 12, 2007, the Company consummated its initial public offering of 103,500,000 units (“Units”) (including 13,500,000 Units sold pursuant to the underwriters’ exercise of their over-allotment option) at a price of $10.00 per Unit in the Offering . Each Unit consists of one share of the Company’s Common Stock and one half (1/2) of one redeemable Common Stock purchase warrant (“Warrant”). Because each unit includes one half (1/2) of one warrant, holders will need to have two units in order to have one warrant. Warrants may be exercised only in increments of one whole warrant. The public offering price was $10.00 per Unit. Each Warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $5.50 commencing on the later of (i) the consummation of the Company’s initial Business Combination or (ii) December 6, 2008, provided in each case that there is an effective registration statement covering the shares of Common Stock underlying the Warrants in effect. The Warrants will expire December 12, 2013, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the Common Stock is at least $15.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.
       No warrants will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. In no circumstance will the Company be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants will expire worthless.
     Proceeds held in the trust account will not be available for the Company’s use for any purpose, except to pay any income taxes and up to $10.35 million can be taken from the interest earned on the Trust Account to fund the Company’s working capital.

NOTE D—RELATED PARTY TRANSACTIONS
     The Founders purchased an aggregate of 25,875,000 Units (after giving effect to the Unit Dividend) of the Company’s founders’ units (the “Founders’ Units”) for an aggregate price of $25,000 in a private placement. The Founders’ Units are identical to those sold in the Offering, except that each of the Founders has agreed to vote the Common Stock included in the Founders’ Units in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving the initial Business Combination. As a result, the Founders will not be able to exercise redemption rights with respect to the Founders’ Common Stock if the initial Business Combination is approved by a majority of the Company’s public stockholders. The Founders’ Common Stock included in the Founders’ Units will not participate with the Common Stock included in the Units sold in the Offering in any liquidating distribution. The Warrants included in the Founders’ Units will become exercisable after the consummation of a Business Combination, if and when the last sales price of the Common Stock exceeds $15.00 per share for any 20 trading days within a 30 trading day period beginning 90 days after such Business Combination, will be non-redeemable so long as they are held by the Founders or their permitted transferees and may be exercised by the holder on a cashless basis. In no circumstance will the Company be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants will expire worthless.
     Prior to, and in connection with the pricing of, the Offering, the Company’s Board of Directors approved an amendment to modify the terms of (i) the warrants granted to the Founders as part of the Founders’ Units and (ii) the Sponsors’ Warrants that were to be purchased by the Sponsors immediately prior to the consummation of the Offering, whereby the exercise price of the warrants was reduced from $7.00 to $5.50 and the exercise term extended from five to six years. The impact of the amendment to these warrants issued in connection with the Founders’ Units resulted in a warrant modification under SFAS 123(R), whereby the Company is required to record a charge for the change in fair value measured immediately prior and subsequent to the modification of the warrants. As a result of the modifications, the Company recorded a noncash compensation expense of approximately $2,460,000 for the period from June 27, 2007 (date of inception) to December 12, 2007.
     The Company presently occupies office space provided by Berggruen Holdings, Inc., an affiliate of Berggruen Holdings and the Company’s Chief Executive Officer. Upon the consummation of the Offering, the Company agreed to pay Berggruen Holdings, Inc. a total of $10,000 per month for office space, administrative services and secretarial support until the earlier of the Company’s consummation of a Business Combination or its liquidation. Upon consummation of a Business Combination or its liquidation, the Company will cease paying these monthly fees.
     Each of Berggruen Holdings and Marlin Equities have invested $6.0 million in the Company ($12.0 million in the aggregate) in the form of sponsors’ warrants (“Sponsors’ Warrants”) to purchase 6,000,000 shares of Common Stock (12,000,000 in the aggregate) at a price of $1.00 per Sponsors’ Warrant. Each of Berggruen Holdings and Marlin Equities purchased such Sponsors’ Warrants from the Company immediately prior to the consummation of the Offering. Each of Berggruen Holdings and Marlin Equities has agreed not to transfer, assign or sell any of the Sponsors’ Warrants (including the Common Stock to be issued upon exercise of the Sponsors’ Warrants) until one year after the Company consummates a Business Combination. In no circumstance will the Company be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants will expire worthless. There was no compensation charge associated with the issuance of these warrants in the Private Placement, in accordance with SFAS 123(R), as the Company has determined that the purchase price of these warrants were above the fair value of such warrants.

     Each of Berggruen Holdings and Marlin Equities agreed to invest $30.0 million in the Company ($60.0 million in the aggregate) in the form of co-investment units (“Co-Investment Units”) at a price of $10.00 per Unit. Each of Berggruen Holdings and Marlin Equities is obligated to purchase such Co-Investment Units from the Company immediately prior to the consummation of a Business Combination.
     The Co-Investment Units will be identical to the Units sold in the Offering. Each of Berggruen Holdings and Marlin Equities has agreed not to transfer, assign or sell any of the Co-Investment Units or the Common Stock or Warrants included in the Co-Investment Units (including the Common Stock to be issued upon exercise of the Warrants), until one year after the Company consummates a Business Combination.
     The Company issued two $125,000 unsecured promissory notes, one each, to Berggruen Acquisition Holdings Ltd (“Berggruen Holdings”) and Marlin Equities II, LLC (“Marlin Equities”). These advances are non-interest bearing, unsecured and are due within 60 days following the consummation of the Proposed Offering. The loans will be repaid out of the interest the Company receives on the balance of the Trust Account.
NOTE E—COMMITMENTS
     The Company paid an underwriting discount of 2.85% of the Offering proceeds ($29,497,500) to the underwriters at the closing of the Offering. The Company will pay the underwriters an additional fee of 2.65% of the Offering proceeds ($27,427,500) payable upon the consummation of a Business Combination.
NOTE F—PREFERRED STOCK
     The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.